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                                                                   EXHIBIT 10.24


                              CONVERSION AGREEMENT


         THIS CONVERSION AGREEMENT (the "Agreement") is made effective as of the 15th day of February, 2000, by and between HORIZON PERSONAL COMMUNICATIONS, INC., an Ohio corporation (the "Company" and as more fully defined below), and FIRST UNION INVESTORS, INC., a North Carolina corporation ("FUI").

                                   WITNESSETH:

         WHEREAS, the Company and FUI are parties to the certain Bridge Note Purchase Agreement dated as of the date hereof (the "Purchase Agreement") pursuant to which the Purchaser (as defined below) purchased a 13% senior subordinated bridge note from the Company (the "Note");

         WHEREAS, the Company wishes to grant a conversion option to the Purchaser whereby the Purchaser may, at its option, convert the Note (including PIK Notes, if any) and accrued and unpaid interest thereon into the type and kind of securities issued in an Equity Financing (as defined below); and

         WHEREAS, in the event the Company redeems the Note with the proceeds of any transaction other than an Equity Financing, then the Company wishes to grant to the Purchaser a right of participation in subsequent Equity Financings;

         NOW, THEREFORE, in consideration of the foregoing and the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. DEFINITIONS. Unless otherwise defined herein, capitalized terms used herein shall have the meaning given such terms below. Capitalized terms used herein and not defined shall have the meanings set forth in the Purchase Agreement.

                  "Aggregate Note Amount" shall have the meaning described in
         Section 2(a).

                  "Allocable Portion" shall mean that sum equal to the amount which the Note (including any PIK Notes) would have accreted to since the date of original issuance (taking into account all principal, accrued and unpaid interest and assuming the issuance of PIK Notes each quarter, but not including any interest at the default rate under the
         Note) but for the Company's redemption, in whole or in part, of the Note.

                  "Business Day" means any day other than a Saturday, Sunday or a day on which commercial banking institutions in Charlotte, North Carolina are authorized or required by law or executive order to be closed.
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                  "Company" means Horizon Personal Communications, Inc., an Ohio corporation; provided, however, that if, after the date hereof, Horizon Telcom, Inc. ("Telcom") contributes a majority of the capital stock of the Company to another entity in which Telcom will own a majority of such entity's capital stock, and such entity (the "Holding Company") engages in an Equity Financing, the term "Company" shall include the Holding Company, and the rights and privileges granted to the Purchaser pursuant to this Agreement will be applicable to the Holding Company's Equity Financing.

                  "Equity Financing" or "Equity Financings" means the Company's issuance for cash of any of its equity securities or any securities convertible into or having the rights to purchase any equity securities to any Person (including without limitation, a private or public offering of securities); provided, however, that (a) any issuance to an employee of the Company or its affiliates of stock options to purchase shares of common stock (or any issuance of securities upon the exercise of such options) under a bona fide stock option plan shall not be deemed an "Equity Financing" so long as such issuance shall not result in a Sale Transaction (as defined below) or (b) any issuance of securities to Sprint Corporation or any of its affiliates ("Sprint") so long as such issuance (i) is made in connection with a bona fide agreement by the Company to obtain POPs from Sprint and (ii) does not exceed an aggregate of 5% of the Company's outstanding common stock or
         (c) any issuance of securities to Motorola, Inc. or any of its affiliates ("Motorola") so long as such issuance (i) is made in connection with a bona fide bridge credit facility with the Company and
         (ii) does not exceed an aggregate of 5% of the Company's outstanding common stock.

                  "Fully Diluted Shares Outstanding" shall mean at any time, the number of outstanding shares of Common Stock of the Company, after giving effect to (a) all shares of common stock actually outstanding at the time of determination, (b) all shares of common stock issuable upon the exercise of any option, warrant, conversion right or similar right outstanding at the time of determination and all shares of common stock authorized but not issued or reserved for issuance pursuant to outstanding options under any stock plan approved by the board of directors of the Company.

                  "Outstanding Common Stock" of the Company means, as of the date of determination, the sum (without duplication) of the following:
         (a) the number of shares of common stock then outstanding at the date of determination; and (b) the number of shares of common stock then issuable upon the exercise or conversion of convertible securities and any warrants, options or other rights to subscribe for or purchase common stock or convertible securities (but excluding any unvested options and securities not then exercisable for or convertible into common stock).

                  "Person" means any individual, firm, corporation, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof, or other entity of any kind and includes any successor (by merger or otherwise) of such entity.


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                  "Public Offering" means any offering by the Company of its equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as amended, or any comparable statement under any similar federal statute then in force.

                  "Purchaser" shall mean FUI and any affiliate thereof.

                  "Qualified Public Offering" means a firm commitment underwritten Public Offering of shares of the Company's Common Stock in which the aggregate price paid by the public for the shares shall be at least $25 million (before payment of underwriters' discounts and commissions).

                  SECTION 2. CONVERSION OPTION.

                  (a) Until February 14, 2001, if the Company shall initiate any transaction or be a party to any agreement or transaction resulting in any Equity Financing, then, as a condition of the consummation of all such Equity Financings, lawful, enforceable and adequate provision shall be made so that the Purchaser shall be entitled to elect, at its option, by written notice to the Company to convert the sum of the unpaid principal amount of the Note (including PIK Notes, if any) plus all accrued and unpaid interest thereon (the "Aggregate Note Amount") into fully paid and non-assessable securities of the identical price, type and kind of securities received by the purchasers in such Equity Financings. The number of securities to be received shall be determined by dividing the Aggregate Note Amount by the identical per share price being paid for the securities by the ultimate purchasers in the Equity Financing. The above provisions of this Section 2(a) shall apply to all Equity Financings which occur on or prior to February 14, 2001; provided, that if the Company has initiated or become a party to any agreement or transaction before February 14, 2001 which will result in an Equity Financing being consummated after February 14, 2001, then this
                  Section 2(a) shall continue to apply until the consummation of such Equity Financing; provided, however, upon the closing of a Qualified Public Offering, the Aggregate Note Amount shall be automatically converted into fully paid and non-assessable securities of the identical price, type and kind of securities received in the Qualified Public Offering. The Company shall give written notice to the Purchaser no less than 20 days prior to the closing of such Equity Financing. Such notice shall contain all the material terms, including, but not limited to, the price, quantity and rights of the applicable security, of the Equity Financing.

                  (b) In order to exercise the conversion privilege, the Purchaser of any note to be converted shall on or before the 10th day after receipt of the Company's notice of an Equity Financing surrender such note, duly endorsed or assigned to the Company or in blank at any office or agency of the Company, accompanied by written notice to the Company at such office or agency that the Purchaser elects to convert such note or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted. Notes shall be deemed to have


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                  been converted immediately prior to the close of business on the day of surrender of such notes for conversion in accordance with the foregoing provisions, and at such time the rights of the Purchaser of such notes as Purchaser shall cease, and the Person or Persons entitled to receive the securities issuable upon conversion shall be treated for all purposes as the record purchaser or purchasers of such securities at such time. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver at such office or agency a certificate or certificates for the number of full shares of securities issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 1(c). In the case of any note that is converted in part only, upon such conversion the Company shall execute a new note in aggregate principal amount equal to the unconverted portion of the principal amount of such note.

                  (c) No fractional shares of securities shall be issued upon conversion of the note. If more than one note shall be surrendered for conversion at one time by the same Purchaser, the number of full shares that shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the notes (or, specified portions thereof) so surrendered. Instead of any securities that would otherwise be issuable upon conversion of any note or notes (or, specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction in an amount equal to the same fraction of the per share purchase price of a share of such securities.

                  (d) As a condition of the exercise of the conversion right, the Purchaser shall execute and become a party to all documents involved in such Equity Financing which are reasonably acceptable to the Purchaser and are executed by other purchasers in such Equity Financing (including, without limitation, shareholder agreements, registration rights agreements, purchase agreements, and, if such Equity Financing is a Qualified Public Offering, a 180-day lock-up agreement).

         SECTION 3. RIGHT TO INVEST IN EQUITY FINANCINGS.

                  (a) Right to Invest. In the event the Company redeems all or any portion of the Note (or PIK Notes, if any) on or before February 14, 2001, from the proceeds of a source of funds other than an Equity Financing, and in the event the Company conducts any Equity Financing during the 12 months after the date of redemption, then the Company hereby agrees to give prior written notice to the Purchaser and grants to the Purchaser the option to purchase securities issued in such Equity Financing with an aggregate purchase price equal to the Allocable Portion, at the price and upon the same terms set forth in such transaction. Such options shall be exercisable by written notice to the Company for a period of 20 days from the date of such offer and shall follow the procedures set forth in Sections 2(b), 2(c) and 2(d). The closing of the purchase of such securities by the Purchaser shall take place concurrently with the closing of such Equity Financing.


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                  (b)      As a condition of the exercise of the rights under
                  this Section 3, the Purchaser shall execute and become a party to all documents involved in such Equity Financing which are reasonably acceptable to the Purchaser and are executed by the other purchasers in such Equity Financing (including, without limitation, shareholder agreements, registration rights agreements, purchase agreements, etc.).

         SECTION 4. MERGER OR SIMILAR TRANSACTION. If, on or before February 14, 2001, the Company shall merge, consolidate, exchange or close any similar transaction with an unaffiliated entity which does not have a class of equity securities registered under the Securities Exchange Act of 1934, as amended (the "Acquiring Company"), in any such case where securities of the Acquiring Company are being issued in exchange for, or otherwise in return for, all or substantially all of the outstanding securities of the Company (a "Sale Transaction"), the Purchaser shall have the right to convert all or a portion of the outstanding principal and accrued interest on the Notes into shares of the Class A common stock of the Company, in the manner set forth in Section 2 above. The number of shares of the Class A common stock of the Company to be issued in connection with such conversion shall be equal to the dollar amount of the Notes to be converted, divided by the transaction per share value of a share of the Company's Class A common stock in the Sale Transaction. The Purchaser shall execute all documents reasonably required to be signed by the holders of the Class A common stock in connection with the Sale Transaction. The Company shall provide the Purchaser with written notice of the proposed Sale Transaction within 20 days prior to the closing thereof. Such notice shall contain all the material terms, including, but not limited to, the price, quantity and rights of the applicable security, of the Equity Financing. If the Purchaser desires to convert all or a portion of the Notes, it shall provide written notice to the Company within 10 days after receipt of the Company's notice. Upon the closing of the Sale Transaction, the Purchaser, shall have no other rights pursuant to Sections 2 or 3 of this Agreement.

         SECTION 5. ASSIGNABILITY; SUCCESSORS AND ASSIGNS. Neither the Company nor the Purchaser may assign or transfer (by operation of law or otherwise) its rights and obligations, in whole or in part, under this Agreement to any third party without the prior written consent of the other party; provided, however, that the Purchaser may assign such rights and obligations to an affiliate of the Purchaser without obtaining such consent. The rights and obligations of the Purchaser and the Company hereunder shall inure to the benefit of, and be binding and enforceable upon, the respective successors, and permitted assigns or transferees of the Purchaser and the Company.

         SECTION 6. REMEDIES. The Company stipulates that the remedies at law of the Purchaser in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Agreement are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.


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         SECTION 7. NOTICES. Except as otherwise provided herein, any notices hereunder shall be deemed to have been received (a) when delivered, if personally delivered or sent via facsimile, or (b) one day following delivery to a nationally recognized overnight courier or (c) on the third business day following the date on which the piece of mail containing such communication is posted, if sent by certified or registered mail, return receipt requested, in each case addressed to the principal office of the Company, Attention:
President.

         SECTION 8. MISCELLANEOUS. This Agreement and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by both the Company and the Purchaser. This Agreement shall be construed and enforced in accordance with, and governed by the laws of, the State of North Carolina. This Agreement may be executed in one or more counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. The headings in this Agreement are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.

         SECTION 9. COMPLIANCE WITH LAWS. The exercise by the Purchaser of its rights hereunder shall be subject to compliance with applicable securities laws (including without limitation Section 5 of the Securities Act of 1933, as amended, as it relates to the integration of offerings) and the rules and regulations of self-regulatory organizations (including without limitation, the National Association of Securities Dealers, including those governing underwriters' compensation, free writing and withholding). If, at the time of the proposed exercise of any of the Purchaser's rights hereunder, the exercise of such rights would violate any of such laws or regulations, the parties agree to modify this Agreement and use their respective best efforts to preserve the economic benefits provided by this Agreement, and the Company shall compensate the Purchaser in such a way as to realize the benefit of its rights hereunder; provided, however, that if the violation is based on the amount of the economic benefit to be received, an appropriate adjustment in such amount shall be agreed to by the parties.

         SECTION 10. PROTECTIVE PROVISION. The Company agrees to not permit any entity which is controlled by the Company or by the Holding Company to consummate an initial public offering of capital stock pursuant to the Securities Act of 1933, as amended, without providing the Purchaser the option to realize the benefit of its rights hereunder.


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                       HORIZON PERSONAL COMMUNICATIONS, INC.,
                                              an Ohio corporation



                                       By:
                                           ------------------------------------
                                           Name:
                                           Title:




                                        FIRST UNION INVESTORS, INC.,
                                              a North Carolina corporation



                                       By:
                                           ------------------------------------
                                           Name:
                                           Title: